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                                                               EXHIBIT 8(iii)(D)

              FIRST AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT


         The Administrative Services Agreement, dated as of July 1, 1999, by and between Franklin Templeton Services, Inc. and American General Annuity Insurance Company (the "Agreement") is hereby amended as follows:

         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


         Effective Date: August 1, 2000



Franklin Templeton Services, Inc.


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


American General Annuity Insurance Company


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------



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                                   SCHEDULE B

                                   [Redacted]